LinuxMall.com, Inc.

                             2000 STOCK OPTION PLAN

                                 NOTICE OF GRANT

         This is to certify that as of the _____ day of March, 2000, LinuxMall.com, Inc., a Delaware corporation (the "Company"), pursuant to the LinuxMall.com, Inc. 2000 Stock Option Plan (the "Plan"), hereby grants to _____________________ ("Optionee") an employee of the Company (as defined in the Plan), an option to purchase _____ shares of its common stock, par value $0.01 per share, subject to the following terms and conditions:

         (1) The option is intended to qualify as an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended, (the "Code").

         (2) The exercise price, payable upon exercise of the option shall be $1.75 per share, subject to adjustment as provided in paragraph 6 below.

         (3) The exercise of the option shall be subject to the following conditions:

                  (a) The option shall be exercisable with respect to 12.50% of the total number of shares subject to the option three months after the date of grant and with respect to an additional 6.25% at the end of each three-month period thereafter during the next succeeding four years if the Optionee is still employed by the Company on such dates. The plan administrator administering the Plan (the "Administrator") may in his discretion accelerate the exercisability of the option subject to the terms of the Plan and such other terms and conditions as he deems necessary and appropriate. All or any part of the shares with respect to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the option period.

                  (b) The option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash, by check, or by shares of the Company's common stock that has been held by the Optionee for a period of at least 6 months. For this purpose, the value of the Company's common stock shall be the fair market value per share of the Company's common stock on the date of exercise (or if the date of exercise is not a trading day, on the next preceding trading day), determined as provided in the Plan.

                  (c) In connection with the exercise of the option, the Company may, in its discretion, make a loan to the Optionee, which may, in the discretion of the Company, be without interest. The amount of any such loan may not exceed the fair market value, at the date of exercise, of the shares covered by the option, or portion thereof, exercised by the Optionee. No loan shall have an initial term exceeding two years, but any such loan may be renewable at the discretion of the Administrator. Each loan shall be secured by shares of common stock of the Company having fair market value at least equal to 150% of the principal amount of the loan. The Optionee shall deliver a promissory note to the Company which shall be in the form provided by the Company and consistent with the terms of the Plan. The promissory note shall provide for full recourse against the Optionee. Each loan shall also be subject to such other terms and conditions as the Administrator shall determine.

                  (d) The Optionee may satisfy any obligation to pay the minimum amount required by income tax or other laws to be withheld in connection with an option exercise by electing to have the Company withhold shares of common stock of the Company, or, if the Administrator so determines, by delivering shares of common stock of the Company, having a value equal to the amount required to be withheld. Each such election or delivery must be made on or prior to the date of determination of the amount of tax required to be withheld and shall be irrevocable. The Administrator may disapprove of any such election or delivery or suspend or terminate the right to make such elections or deliveries. Additional restriction apply, as provided in the Plan, if the Optionee is a person described in Section 16(a) of the Securities Exchange Act of 1934, as amended.

                  (e) At the time of any exercise of the option, the Company may, if it shall determine it necessary or desirable for any reason, require the Optionee (or his or her heirs, legatees or legal representatives, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee upon his or her exercise of part or all of the Option and a stop transfer order may be placed with the transfer agent if any. The option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

         (4) The term of the option is ten years, subject to earlier termination as provided in paragraph 5 below. The option is thus not exercisable to any extent after the expiration of ten years from the date of this Notice of Grant, or after any earlier expiration date that may be applicable under the terms of paragraph 5 below, unless the Administrator extends the term of the option for such additional period as the Administrator, in its discretion determines, provided that in no event shall the aggregate option period, including the original term of the option and any extension thereof, exceed ten years.

         (5) The option is not transferable by the Optionee other than by will or by the laws of descent and distribution and during the life of the Optionee it is exercisable only by the Optionee or the Optionee's legal representative.

         (6) In the event the employment of the Optionee with the Company is terminated for any reason other than death, permanent disability or retirement, the option shall expire and all rights to purchase shares pursuant thereto shall terminate immediately. Temporary absence from employment because of illness, vacation, and approved leaves of absence shall not be considered to terminate employment or interrupt continuous employment. In the event of termination of employment because of death or permanent disability (as that term is defined in Section 22(e)(3) of the Internal Revenue Code, as now in effect or as shall be subsequently amended), the option may be exercised in full without regard to the vesting schedule established by paragraph 2(a) above, by the Optionee or, if the Optionee is not living, by the Optionee's heirs, legatees or legal representatives, as the case may be, during its specified term or, if earlier, prior to three years after the date of death or permanent disability. In the event of termination of employment due to retirement, the option may be exercised by the Optionee (or if the Optionee dies, by the Optionee's heirs, legatees or legal representatives, as the case may be) at any time during its specified term prior to three years after the date of such termination, but only to the extent the option was exercisable at the date of such termination.

         (7) The number of shares subject to the option and the exercise price per share shall be adjusted as provided in the Plan in the event of certain changes in the capitalization of the Company, as provided in the Plan.

         (8) Upon the occurrence of a "Change in Control" (as defined in the Plan), the option shall be exercisable, in full, without regard to the vesting schedule specified in paragraph 2(a) above. Notwithstanding any other provisions in the Plan, prior to passage of one year from and after the Change in Control, the Optionee shall have the right to require the Company (or in certain circumstances, an acquiring company), to purchase his or her options at price equal to the Change in Control Price ( reduced by the exercise price applicable to the Options) by written notice to the Company, attention of the Secretary. The amount payable to each Optionee shall be in cash or by certified check and shall be reduced by any taxes required to be withheld.

         (9) The granting of this option shall not confer upon the Optionee any right to be continued in the employment of the Company, or interfere in any way with the right of the Company to terminate his or her employment at any time.

         (10) Neither the Optionee, nor his or her heirs, legatees or legal representatives shall have any rights of stockholders with respect to the shares subject to the option until such shares are actually issued upon exercise of the option.

         (11) The Optionee shall enter into an Option Agreement with the Company which shall incorporate this Notice of Grant and contain such additional terms as may be determined by the Company, in its sole discretion, to be necessary or appropriate.

         (12) In the event of any conflict between this Notice of Grant and the terms of the Plan, the terms of the Plan shall prevail.

         IN WITNESS WHEREOF, this instrument has been executed by the duly authorized representative as of the date above written.

                                            LinuxMall.com, Inc.


                                            By: ______________________________
                                                Ray Goshorn, Administrator